EXHIBIT 99.1

SENOMYX ANNOUNCES NESTLÉ’S SELECTION OF A NEW FLAVOR INGREDIENT FOR EVALUATION OF COMMERCIAL POTENTIAL

SAN DIEGO, CA —May 5, 2009 — Senomyx, Inc. (NASDAQ: SNMX), a leading company focused on using proprietary technologies to discover and develop novel flavor ingredients for the food, beverage, and ingredient supply industries, announced today that  Nestlé SA has selected a new flavor ingredient, which was discovered under the companies’ collaborative research and license agreement, for development activities and evaluation of commercial potential in the coffee and coffee whitener fields.  In addition, Nestlé is continuing to assess another ingredient for potential future selection in the same field.  Both ingredients are undergoing development activities that include scale-up production and safety studies to support regulatory filings in the U.S. and elsewhere.  Senomyx is working closely with Nestlé regarding the testing of both ingredients in product prototypes covered under the agreement.

The selection of the new flavor ingredient marks the successful early conclusion of the discovery phase and the beginning of the development phase of the agreement with Nestlé.  Based on this progress, Senomyx received a milestone payment from Nestlé and the collaborative agreement between the companies has been amended to provide for the research and development funding period to conclude in July 2010, one year earlier than previously anticipated. In addition, Nestlé’s funding obligations over the remaining collaborative period have been reduced to reflect a commensurate reduction in Senomyx’s internal research and development resources dedicated to the Nestlé project.

“Senomyx’s new flavor ingredient has met Nestlé’s requirements for evaluation and initiation of development activities.  We are very pleased to have accomplished this research goal and to begin focusing on the next phase of our collaboration,” stated Kent Snyder, President and Chief Executive Officer of the Company.  “Nestlé is the world’s largest food and beverage company, and a valued partner for several of Senomyx’s Discovery & Development programs.”

About Senomyx, Inc. (www.senomyx.com)

Senomyx is a leading company using proprietary taste receptor technologies to discover and develop novel flavor ingredients in the savory, sweet, salt, bitter, and cooling areas.  Senomyx has entered into product discovery, development, and commercialization collaborations with seven of the world’s foremost food, beverage, and ingredient supply companies: Ajinomoto Co., Inc., Cadbury plc, Campbell Soup Company, The Coca-Cola Company, Firmenich SA, Nestlé SA, and Solae.  Nestlé is currently marketing products that contain one of Senomyx’s flavor ingredients.  For more information, please visit www.senomyx.com.

Forward-Looking Statements

Statements included in this press release that are not a description of fact are forward-looking statements, including, but not limited to, statements regarding whether Nestlé will select any other new flavor ingredient for development in the future, whether ongoing and planned safety studies for Senomyx’s flavor ingredients will be adequate to support regulatory filings in the U.S. and elsewhere, and whether Senomyx’s current and potential future collaborators will use flavor ingredients in their products.,  The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans, projections or future financial, scientific or business objectives will be achieved.  Our actual results may differ materially from any projected future results set forth in this release as a result of the risks and uncertainties inherent in our business including, without limitation: whether we are able to complete the satisfactory development of our novel flavor ingredients, including the new or other flavor ingredients, when expected or at all; whether our development activities for novel flavor ingredients will demonstrate commercially acceptable safety profiles for our compounds; the ability of our licensees to manufacture new flavor ingredients in commercial quantities at acceptable cost; changes in the laws or regulations of the United States and other countries that could adversely affect our and our collaborators’ ability to develop and commercialize our products; our ability to protect our intellectual property and proprietary technology and to maintain and enforce our licensing arrangements with various third party licensors; competition from other companies and flavor manufacturers; and other risks detailed in our most recent Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contact:

Gwen Rosenberg

Senomyx, Inc.

Vice President, Investor Relations & Corporate Communications

858-646-8369

gwen.rosenberg@senomyx.com

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